Exhibit 10.1

FIRST AMENDMENT TO

ALABAMA AIRCRAFT INDUSTRIES, INC.

EXECUTIVE RETENTION PLAN

WHEREAS, Alabama Aircraft Industries, Inc. (the “Company”) previously adopted the Alabama Aircraft Industries, Inc. Executive Retention Plan (the “Plan”) effective as of January 21, 2008;

WHEREAS, pursuant to Section 5(a) of the Plan, the Plan may be amended by the Board of Directors of the Company with the consent of each Eligible Employee and Participant; and

WHEREAS, the Company desires to amend the Plan to extend the term of the Plan; and

WHEREAS, the Company shall solicit the consent of all Eligible Employees and Participants to this First Amendment; and

WHEREAS, this First Amendment shall be effective only with respect to those Eligible Employees and Participants who consent to this First Amendment.

NOW, THEREFORE, the Plan is hereby amended effective September 30, 2008 as follows:

1. By substituting the following for the introductory clause of the definition of “Good Reason Separation” contained in Section 2(i):

“Good Reason Separation” means an Eligible Employee’s Separation from Service during the Effective Period and following the initial existence of one or more of the following conditions arising without the Eligible Employee’s consent.”

2. By substituting the following definition of “Termination” contained in Section 2(o):

“Termination” means during the Effective Period, either (1) the involuntary Separation from Service of an Eligible Employee without Cause, or (2) a Good Reason Separation by an Eligible Employee.”

3. By adding the following definition of “Effective Period” as Section 2® to the Plan:

“(r) Effective Period. “Effective Period” means the period commencing on January 21, 2008 and ending on December 31, 2008; provided, however, that the Effective Period shall automatically extend at the end of each calendar quarter for an additional one year period (“Yearly Extension Period”), unless the Board of Directors of the Company takes action to terminate the Plan, in which case the expiration of the Effective Period shall be the last day of the Yearly Extension Period, as in effect on the date of such action.”

4. By substituting the following for Section 5(b) of the Plan:

“(b) Termination. The Plan shall terminate upon the later of (1) the last day of the Effective Period, or (2) the date as of which all benefits due to be provided under the Plan have been paid.”

Except as specifically amended hereby, the Plan shall continue in full force and effect as written.

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing First Amendment to the Plan, the undersigned has caused these presents to be executed in its name below by a duly authorized member of the Board of Directors, effective as of the first date written above.

ALABAMA AIRCRAFT INDUSTRIES, INC.

By:	/s/ Harold T. Bowling
Harold T. Bowling
Chairman, Compensation Committee

Date:	October 8, 2008